                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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                        GARTMORE VARIABLE INSURANCE TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                        GARTMORE VARIABLE INSURANCE TRUST
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428
                                 (800) 848-6331

July [xx], 2006

Dear GVIT S&P 500 Index Fund Shareholders:

The enclosed  Information  Statement  details a recent subadviser change for the
GVIT S&P 500 Index Fund (the "Fund")  (formerly  GVIT Equity 500 Index Fund),  a series of Gartmore Variable Insurance Trust (the "Trust").

Specifically,  the Trust's Board of Trustees  (the  "Board") has approved,  with respect to the Fund,  the selection of Fund Asset  Management,  L.P.  ("FAM") to serve as subadviser and manage the Fund,  replacing SSgA Funds Management,  Inc.
("SSgA").  The change was  effective on May 1, 2006.  The Trust has an exemptive order from the U.S.  Securities and Exchange Commission ("SEC") that allows this subadviser change to be made without shareholder  approval.  The exemptive order instead requires that this Information Statement be sent to you.

The Board replaced SSgA upon the  recommendation of Gartmore Mutual Fund Capital
Trust (the "Adviser"),  the Fund's investment  adviser.  This recommendation was based on several factors including:

     -    the  Adviser's  decision to manage the Fund in a manner  substantially similar  to the  Gartmore  S&P 500 Index  Fund,  a series of  Gartmore
          Mutual Funds, which is also managed by FAM;

     -    FAM's  investment  process,  experience and  investment  personnel who would be managing the Fund's assets; and

     -    the historic  performance  of other mutual funds managed by FAM with a similar objective and strategies.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

                                Sincerely,

                                Eric E. Miller
                                Secretary, Gartmore Variable Insurance Trust

                             GVIT S&P 500 INDEX FUND

                  A Series of Gartmore Variable Insurance Trust
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428

                              INFORMATION STATEMENT

The Board of Trustees  of Gartmore  Variable  Insurance  Trust (the  "Board") is
furnishing  this  Information  Statement  with respect to the GVIT S&P 500 Index
Fund (the "Fund")  (formerly  GVIT Equity 500 Index Fund),  a series of Gartmore
Variable  Insurance  Trust (the  "Trust").  All owners  ("Contract  Owners")  of variable  annuity  contracts  or variable  life  insurance  policies  ("variable contracts")  who, as of the record date (May 1, 2006),  had selected the Fund as an underlying investment option within their variable contract will receive this
Information  Statement.  This  Information  Statement  will be sent to  Contract
Owners on or about July [xx],  2006. The Trust received an exemptive  order (the
"Exemptive Order") from the U.S.  Securities and Exchange Commission (the "SEC")
which permits the Fund's  investment  adviser to hire new subadvisers  which are unaffiliated  with the  Fund's  investment  adviser,  to  terminate  subadvisory relationships  and to make changes to existing  subadvisory  agreements with the approval of the Board, but without  obtaining  shareholder  approval;  provided, among other things,  that the Fund sends to its shareholders  (or, in this case, the  Contract  Owners who have  selected  the Fund as an  investment  option) an information  statement  describing any new  subadviser  within 90 days of hiring such subadviser.

          WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
        YOU ARE REQUESTED NOT TO SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The  Trust,  on behalf of the Fund,  has  entered  into an  Investment  Advisory
Agreement with Gartmore Mutual Fund Capital Trust (the  "Adviser").  Pursuant to
the Investment Advisory  Agreement,  the Adviser selects one or more subadvisers for the Fund and supervises the Fund's daily  business  affairs,  subject to the supervision  and direction of the Board.  The Adviser selects  subadviser(s)  it believes will provide the Fund with high quality investment  management services consistent with the Fund's investment objective.  The Adviser is responsible for the overall monitoring of the Fund's subadviser.

The  subadviser to the Fund is  independent  of the Adviser,  and the subadviser discharges its responsibilities  subject to the oversight and supervision of the
Adviser.  The  subadviser  is paid by the  Adviser  from the  fees  the  Adviser receives from the Fund. In accordance with procedures  adopted by the Board, the subadviser to the Fund may effect portfolio  transactions  through an affiliated broker-dealer  that receives  brokerage  commissions in connection  therewith as permitted by applicable law.

The  purpose  of this  Information  Statement  is to  report  the  change in the subadviser for the Fund from SSgA Funds Management,  Inc. ("SSgA") to Fund Asset
Management,  L.P.  ("FAM")  located at 800 Scudders Mill Road,  Plainsboro,  New
Jersey  08546.  FAM began  serving  as the  Fund's  subadviser  on May 1,  2006, following  action  taken by the Board on January  12, 2006 to approve FAM as the subadviser  with respect to the Fund.  The decision by the Board to replace SSgA with FAM as subadviser, as well as other important information,  is described in more detail below.

RECOMMENDATION TO REPLACE A SUBADVISER

As part of the Adviser's  duties to select and supervise the Fund's  subadviser, the Adviser is responsible for  communicating  performance  expectations to, and evaluating the  performance  of, the subadviser  and  recommending  to the Board whether new subadvisers should be hired or whether a subadviser's  contract with the Trust should be renewed,  modified or terminated.  The Adviser  periodically provides  written reports to the Board  describing the results of its evaluation and monitoring  functions.  The Adviser  recommended  the termination of SSgA as subadviser to the Fund and its replacement by FAM.

The Adviser is also the investment adviser to the Gartmore S&P 500 Index Fund, a series of Gartmore  Mutual  Funds,  a related  mutual fund complex with the same
Board of Trustees,  investment advisers and principal  underwriter as the Trust.
For several  years,  FAM has served as  subadviser to the Gartmore S&P 500 Index
Fund.  FAM also  currently  provides  subadvisory  services  to other  passively managed  "index"  funds that are series of Gartmore  Mutual Funds and the Trust.
The Adviser therefore is familiar with FAM's management of "index" funds and has decided that the Fund should be managed in a substantially similar manner as the
Gartmore S&P 500 Index Fund.

FAM was recommended for a number of additional reasons, including its investment process and risk management process, its performance and the experienced team of portfolio managers that would manage the Fund's assets.

FAM's  investment  process  seeks to  invest  in a  portfolio  of  assets  whose performance is expected to match approximately the performance of the Standard &
Poor's  500(R)Index (the "S&P 500 Index") before the deduction of Fund expenses.
Under  normal  conditions,  FAM invests at least 80% of the Fund's net assets in equity  securities of companies  included in the S&P 500 Index and in derivative instruments linked to the S&P 500 Index.

The  Adviser  also  reviewed  the  experience  of  the  portfolio  managers  and investment  analysts on the FAM investment team for the Fund:  Debra C. Jelilian and Jeffrey L. Russo,  CPA. Ms. Jelilian is Director of Merrill Lynch Investment
Managers,  L.P.  ("MLIM"),  an  affiliate  of FAM,  and has  over  13  years  of investment management experience. Mr. Russo is Director of MLIM, and has over 16 years of investment management experience.  MLIM and its advisory affiliates had approximately  $550 billion in  investment  company and other  portfolio  assets under management as of March 31, 2006. The Quantitative Advisors ("QA") Group at
Merrill Lynch,  which oversees all index fund portfolio  management on behalf of
Gartmore  and other  clients,  had  approximately  $60  billion of assets  under management  as of that  date.  The QA  Group  consists  of  over  20  investment professionals,  the core  members of which have been  together  for more than 10 years.

In addition to these considerations, FAM has agreed to be paid a subadvisory fee that is lower than the fee paid to SSgA.  This has enabled the Adviser to reduce the  investment  advisory  fee it receives  from the Fund,  resulting in a lower overall  expense  ratio for the Fund.  Prior to May 1,  2006,  the Fund paid the
Adviser  an  investment  advisory  fee of  0.24%  on Fund  assets  of up to $1.5 billion;  0.23% on Fund assets of $1.5  billion up to $3  billion;  and 0.22% on
Fund  assets  of  $3  billion  or  more.  Of  these  amounts,  the  Adviser  was contractually  obligated  to pay to SSgA a  subadvisory  fee of  0.025%  on Fund assets of up to $200  million;  0.02% on Fund assets of $200  million up to $700 million; and 0.015% on Fund assets of $700 million or more.

Under the new subadvisory  agreement with FAM, effective May 1, 2006 the Adviser pays FAM a subadvisory fee of 0.02% on Fund assets of up to $1.5 billion; 0.015%
on Fund assets of $1.5  billion up to $3 billion;  and 0.0125% on Fund assets of
$3 billion or more.  Effective  May 1, 2006,  the  Adviser  has  entered  into a restated  investment advisory agreement with the Trust under which the Fund pays the  Adviser an  investment  advisory  fee of 0.13% on Fund assets of up to $1.5 billion;  0.12% on Fund assets of $1.5  billion up to $3  billion;  and 0.11% on
Fund assets of $3 billion and more.

The fact that FAM agreed to be paid a subadvisory fee that is lower than the fee paid to SSgA is not the sole  reason  that the  Adviser  agreed  to  reduce  its investment advisory fee; indeed, the reduction in the Adviser's fee considerably outweighs the reduction in the subadvisory fee. The Adviser agreed to reduce its investment  advisory fee in order to make the Fund  available  as an  underlying mutual fund investment in certain  "fund-of-funds"  arrangements also advised by the Adviser without increasing shareholder expenses to those funds-of-funds, and to generally  conform the pricing  structure of the Fund to the Gartmore S&P 500
Index  Fund,  which is managed in a similar  manner.  FAM's  agreement  to a new subadvisory  pricing  structure  has  helped  enable  the  Adviser  to meet  its investment advisory fee reduction goal.

Based on the foregoing  considerations,  the Adviser decided to recommend to the
Board that FAM replace SSgA as subadviser to the Fund.

BOARD CONSIDERATIONS

At a regular  meeting of the Board on January 12, 2006,  the Board  reviewed the
Adviser's  recommendation  to  enter  into a  subadvisory  agreement  with  FAM, pursuant to which FAM would serve as subadviser to the Fund, replacing SSgA. The
Board reviewed the  memorandum  prepared by the Adviser that described in detail the basis for such  recommendations  and also reviewed the proposed  subadvisory agreement  among the Adviser,  the Trust and FAM. The Board  inquired  about the nature  and  quality  of the  proposed  services  to be  provided  to the  Fund,
including  FAM's  investment  strategy  and  philosophy,   portfolio  management
personnel experience and overall performance.

The Board  considered the  investment  performance of the Fund and the portfolio management's demonstrated performance to date, as well as the performance of the
Gartmore S&P 500 Index Fund.  The Board also  considered  that the cost of FAM's services  would be less than the costs of the  services  previously  provided by
SSgA, and that the Adviser would agree to reduce its investment  advisory fee as well.

Having carefully  considered the Adviser's  recommendation,  the reasons for the recommendation and the information presented,  the Board, including the Trustees who were not  "interested  persons"  (as that term is defined in the  Investment
Company  Act of 1940  (the  "1940  Act"))  of the  Adviser  or FAM,  unanimously approved the appointment of FAM to serve as the new subadviser for the Fund. The appointment  of FAM as  subadviser  took  effect on May 1, 2006.  The Board also approved the form of the new subadvisory  agreement among the Adviser, the Trust and FAM. In doing so, the Board found that the  compensation  payable  under the proposed subadvisory  agreement was fair and reasonable in light of the services to be provided and the expenses to be assumed by FAM under such  agreement  with respect to the Fund.

THE SUBADVISORY AGREEMENT

The  subadvisory  agreement with FAM, dated May 1, 2006 (the  "Agreement"),  was approved by the Board on January 12,  2006.  In  accordance  with the  Exemptive
Order, the Agreement will not be submitted to the Fund's  shareholders for their approval.  With the  exception of a reduced fee for  subadvisory  services,  the terms  of  the  Agreement  are  substantially  the  same  as  the  terms  of the subadvisory  agreement  with SSgA (the "Former  Agreement").  The following is a brief summary of the material terms of the Agreement.

Term.  The Former  Agreement  had a term that would have expired on February 27,
2007 and would have continued for successive  one-year terms  thereafter so long as its continuance was approved  annually by the Board. The Former Agreement was terminated when FAM commenced  actual  management  under the Agreement on May 1,
2006.  The Agreement has an initial term that expires on February 27, 2007,  and continues for successive one-year terms thereafter as long as its continuance is approved by the Board.  The Agreement can be terminated on not more than 60-days written  notice by the  Adviser,  the  Trust on  behalf of the Fund or FAM.  The
Agreement terminates automatically if assigned by any party.

Fees. As noted above, under the Agreement, the annual fee payable by the Adviser to FAM (as a percentage of the Fund's  average daily net assets) is 0.02% of the
Fund assets managed by FAM up to $1.5 billion;  0.015% on Fund assets managed by
FAM of $1.5 billion up to $3 billion;  and 0.0125% on Fund assets managed by FAM of $3 billion and higher.

Duties. Under the Agreement,  the Adviser is responsible for assigning a portion of the Fund's assets to FAM and for overseeing and reviewing the  performance of
FAM.  Under the current  arrangement,  FAM will manage all of the Fund's  assets under the  supervision  of the  Adviser.  FAM is  required  to manage the Fund's portfolio  allocated to FAM in accordance with the Fund's  investment  objective and policies, subject to the supervision of the Adviser and the Board.

Brokerage.  Under  the  Agreement,  FAM  is  authorized  to  purchase  and  sell securities  on behalf of the Fund through  brokers or dealers FAM selects and to negotiate  commissions  to be paid on such  transactions.  In doing  so,  FAM is required  to use  reasonable  efforts  to obtain  the most  favorable  price and execution  available but is permitted,  subject to certain  limitations,  to pay brokerage  commissions  that are  higher  than what  another  broker  might have charged in return for brokerage and research services.

Indemnification.  Under the Agreement,  FAM and its  affiliates and  controlling persons cannot be held liable to the Adviser,  the Trust, the Fund or the Fund's shareholders in the absence of willful misfeasance,  bad faith, gross negligence or reckless disregard of its duties under the Agreement.  The Agreement provides that nothing in the Agreement, however, relieves FAM from any of its obligations under federal and state securities laws and other applicable law.

FAM is required,  under the Agreement,  to indemnify the Adviser, the Trust, the
Fund and their respective  affiliates and controlling  persons for any liability or expenses  sustained  by them as a result of FAM's  willful  misfeasance,  bad faith,  gross  negligence,  reckless  disregard  of its duties or  violation  of applicable law. The Agreement contains  provisions pursuant to which the Adviser is  required  to  indemnify  FAM for any  liability  and  expenses  which may be sustained as a result of the Adviser's  willful  misfeasance,  bad faith,  gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory  Pronouncements.  The Agreement also includes provisions arising from regulatory  changes.  These provisions  include a requirement that FAM establish and maintain  written  proxy  voting  procedures  in  compliance  with  current, applicable  laws and  regulations,  including,  but not  limited to, Rule 30b1-4 under the 1940 Act.  Also,  the  provisions  include  language  required by Rule
17a-10  under the 1940 Act that permits FAM to execute  securities  transactions under limited circumstances through  broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between FAM and other subadvisers to funds affiliated with the Fund.

Further  Information.  The  foregoing  description  of the  Agreement  is only a summary  and is  qualified  in its  entirety  by  reference  to the  text of the
Agreement.  A copy of the Agreement is on file with the SEC and is available (i)
in person at the SEC's Public Reference Room at 100 F Street, N.E.,  Washington,
D.C.  (upon payment of any  applicable  fees);  (ii) by mail at the SEC,  Public
Reference Section, 100 F Street, N.E., Washington, D.C. 20549-2000 (upon payment of any  applicable  fees) or (iii) at the SEC's website -  http://www.sec.gov  -
through the EDGAR system.

OTHER INFORMATION ABOUT FAM

FAM  is an  affiliate  of  MLIM  and  is  located  at 800  Scudders  Mill  Road,
Plainsboro,  New  Jersey  08536.  The  following  table  sets forth the name and principal occupation of the principal executive officer and each general partner of FAM.  The  address of each person  listed  below is 800  Scudders  Mill Road,
Plainsboro, New Jersey 08536.

Princeton Services, Inc.   General Partner
Robert Doll                Chief Executive Officer
Donald Burke               Treasurer and Global Head of Operations
Lynn Willoughby            Chief Investment Officer - Private Investments
Jeffrey Hiller             First Vice President and Chief Compliance Officer,
                           Americas
John Fosina                Chief Administrative Officer
Francis Porcelli           Chief Operating Officer
Denis Molleur              Chief Legal Officer and General Counsel, Americas

On February 15, 2006,  BlackRock,  Inc.  ("BlackRock")  and Merrill Lynch & Co.,
Inc. ("Merrill Lynch") entered into an agreement (the  "Transaction") to combine
Merrill Lynch's  investment  management  business,  MLIM and certain  affiliates
(including FAM), with BlackRock to form a new asset management company that will be one of the world's largest asset  management firms with nearly $1 trillion in assets under management. Merrill Lynch will have up to a 49.8% economic interest
(which includes up to a 45% voting  interest) in the combined  company.  The new company will operate under the BlackRock name. The combined company will offer a full range of equity,  fixed income, cash management and alternative  investment products with strong  representation in both retail and institutional  channels, in the U.S.  and in non-U.S.  markets.  It will have over 4,500  employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe. The Transaction
has been approved by the boards of directors of both Merrill Lynch and BlackRock and is expected to close in the third quarter of 2006. In or about October 2006,
FAM,  subadviser to the Fund,  will undergo a change in control  constituting an assignment of the subadvisory agreement which will require another notice to the
Fund's Contract Holders.

MORE ABOUT FEES AND EXPENSES

As noted  above,  the Fund pays the  Adviser an  investment  advisory  fee at an effective  annual  rate of (as a  percentage  of the  Fund's  average  daily net assets) 0.13% of Fund assets  managed up to $1.5  billion;  0.12% on Fund assets managed of $1.5 billion up to $3 billion; and 0.11% on Fund assets managed of $3 billion and higher.  During the fiscal year ended December 31, 2005, the Adviser received  advisory  fees in the  amount  of  $147,549  for  investment  advisory services to the Fund (based upon an investment advisory fee that was higher than the current investment advisory fee, as discussed above).

During the fiscal year ended December 31, 2005, the Adviser paid $64,014 in fees to SSgA, the Fund's previous subadviser.

ADDITIONAL INFORMATION

As of May 1, 2006, the Fund had issued and outstanding:

         _____  shares of beneficial interest designated as Class I shares
         _____  shares of beneficial interest designated as Class II shares
         _____  shares of beneficial interest designated as Class IV shares
         _____  shares of beneficial interest designated as Class ID shares

As of May 1, 2006, to the Trust's knowledge,  the following are the only persons who  had  or  shared  voting  or  investment  power  over  more  than  5% of the outstanding shares of any class (collectively, the "shares") of the Fund:

                                           Amount and Nature of Voting
                                                 Amount and Nature of Voting
                Name and Address                     and Investment Power

     Class IV
     Nationwide Life and Annuity Company     Shared voting and investment power
     of America (NLACA)                      over _____shares of the Fund
     PO Box 182029                           representing _____% of the Fund's
     Columbus, OH 43218-2029                 outstanding Class IV shares and
                                             ___% of the Fund's total
                                             outstanding shares.

     Nationwide Life Insurance Co. of        Shared voting and investment power
     America                                 over _____ shares of the Fund
     PO Box 182029                           representing _____% of the Fund's
     Columbus, OH 43218-2029                 outstanding Class IV shares and
                                             ___% of the Fund's total
                                             outstanding shares.

As of May 1, 2006,  the Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although  Contract Owners are not being asked to vote on the replacement of SSgA with FAM as  subadviser  to the Fund,  the Trust is required by the rules of the
SEC to  summarize  the  voting  rights of  Contract  Owners.  Whenever  a matter
affecting  the  Fund  requires  shareholder   approval,  a  shareholder  meeting
generally will be held and a proxy statement and proxy/voting  instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an  underlying  mutual fund option.  Contract  Owners do not vote on such matters  directly  because they are not  shareholders of the Fund, but they will be  asked in the  proxy  statement  to give  voting  instructions  to those separate  accounts that are  shareholders of the Fund.  These separate  accounts will then vote the shares of the Fund  attributable  to the  Contract  Owners in accordance with the voting  instructions  received from the Contract Owners.  If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting  instructions  have not been received in proportion
(for,  against or abstain) to those for which timely  voting  instructions  have been received. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate  fractional vote. Contract Owners will also  be  permitted  to  revoke  previously  submitted  voting  instructions  in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing  description  of Contract  Owner voting rights with respect to the
Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required,  the proxy statement sent to shareholders and to Contract  Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently,  Gartmore Distribution  Services,  Inc. ("GDSI"), an affiliate of the
Adviser,  acts as the Trust's principal  underwriter.  Gartmore SA Capital Trust
("GSA"),   an  affiliate  of  the  Adviser  and  GDSI,   serves  as  the  Fund's
administrator.  The address for each of the Adviser,  GDSI and GSA is 1200 River
Road, Suite 1000, Conshohocken, Pennsylvania 19428.

The  Adviser,   GDSI  and  GSA  are  all  indirect  subsidiaries  of  Nationwide
Corporation  ("NWC").  The  Adviser  and GSA are  wholly-owned  subsidiaries  of
Gartmore Global Investments,  Inc. ("GGI"). GGI is a wholly-owned  subsidiary of
Gartmore  Group  Limited,  which  in  turn  is a  majority-owned  subsidiary  of
Nationwide Asset Management  Holdings,  Ltd. ("NAMHL").  NAMHL is a wholly-owned subsidiary  of Gartmore  Global Asset  Management  Trust  ("GGAMT"),  which is a wholly-owned  subsidiary of NWC. GDSI is a  wholly-owned  subsidiary of Gartmore
Global Asset Management, Inc., which is a wholly-owned subsidiary of GSA.

NWC's common stock is held by Nationwide  Mutual  Insurance  Company (95.3%) and
Nationwide  Mutual  Fire  Insurance  Company  (4.7%),  each of which is a mutual company  owned by its  respective  policyholders.  The  address for each of NWC,
Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company
is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer,  employee, or director of FAM, nor do any such  Officers or Trustees own  securities  issued by FAM or have any other material direct or indirect interest in FAM.

The Trust will furnish without charge,  a copy of the Trust's most recent Annual
Report to  shareholders  and Semiannual  Report to  shareholders  succeeding the
Annual Report, if any, upon request.  This request may be made either by writing to the Trust at the  address  contained  on the first  page of this  Information
Statement or by calling  toll-free  (800)  848-6331.  The Annual  Report and the
Semiannual  Report  will be  mailed  to you by  first-class  mail  within  three business days of receipt of your request.

                                       By Order of the Board of Trustees of
                                       Gartmore Variable Insurance Trust,

                                       Eric E. Miller, Secretary

July [xx], 2006